Exhibit 99.5

CONSENT OF CRAIG-HALLUM CAPITAL GROUP LLC

We hereby consent to the inclusion of our opinion letter dated December 29, 2014 as Annex D to, and to the reference thereto under the captions “SUMMARY—Opinion of Craig-Hallum Capital Group LLC,” “THE PROPOSED MERGER—Background of the Merger,” “THE PROPOSED MERGER—Recommendation of the Pacific Ethanol Board and its Reasons for the Merger” and “THE PROPOSED MERGER—Opinion of Craig-Hallum Capital Group LLC” in, the Joint Proxy Statement/Prospectus relating to the proposed merger transaction involving Pacific Ethanol, Inc., Aventine Renewable Energy Holdings, Inc. and AVR Merger Sub, Inc., which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Pacific Ethanol, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Craig-Hallum Capital Group LLC

/s/ Craig-Hallum Capital Group LLC

Minneapolis, Minnesota

February 4, 2015